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                                                                  Exhibit 3.1(c)

                            CERTIFICATE OF RETIREMENT
                             OF REMAINING SHARES OF
                       SERIES B CUMULATIVE PREFERRED STOCK
                                       OF
                           RJR NABISCO HOLDINGS CORP.

                         (PURSUANT TO SECTION 243 OF THE
                        DELAWARE GENERAL CORPORATION LAW)

     In accordance with Section 243 of the General Corporation Law of the State of Delaware, RJR Nabisco Holdings Corp., a Delaware corporation (the "Corporation"), does hereby certify that the following resolutions respecting its Series B Cumulative Preferred Stock were duly adopted by the Corporation's Board of Directors:

         RESOLVED, that, following the redemption of 12,043.94 (Twelve Thousand Forty-Three and Ninety Four One-Hundredths) shares of the Corporation's Series B Cumulative Preferred Stock (the "Series B Cumulative Preferred Stock") on October 13, 1998 (the "Redemption Date"), such shares of Series B Cumulative Preferred Stock will be retired and the reissuance of any such shares of Series B Cumulative Preferred Stock will be prohibited under the Corporation's Amended and Restated Certificate of Incorporation; and

         RESOLVED, that, upon such retirement of 12,043.94 shares of Series B Cumulative Preferred Stock effective on the Redemption Date, the officers of the Corporation are hereby authorized, empowered and directed to file with the Secretary of State of the State of Delaware a certificate pursuant to Section 243 of the General Corporation Law of the State of Delaware setting forth these resolutions in order to eliminate the remaining authorized shares of Series B Cumulative Preferred Stock.

     IN WITNESS WHEREOF, RJR Nabisco Holdings Corp. has caused this Certificate to be signed by H. Colin McBride, its Senior Vice President & Secretary, and attested by Suzanne P. Jenney, its Assistant Secretary, this ____ day of December, 1998.


                                           By:
                                              ----------------------------------
                                               H. Colin McBride
                                               Senior Vice President & Secretary

ATTEST:


---------------------------------
Suzanne P. Jenney
Assistant Secretary